                                                                   Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with this Annual Report of China Crawfish, Ltd. (the "Company"), on Form 10-K or the period ended October 31, 2018, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Lirong Chen, Principal Executive Officer of the Company, certify to the best of  my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Annual Report on Form 10-K/for the period ended October 31, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in such Annual Report on Form 10-K for the period ended October 31, 2018, fairly presents, in all material respects, the financial condition and results of operations of the Company.

China Crawfish, Ltd.

Date: March 22, 2019	By:	/s/ Lirong Chen
Lirong Chen
Principal Executive Officer